                                                                    EXHIBIT 10.4

                             INTERCREDITOR AGREEMENT

      THIS INTERCREDITOR AGREEMENT, dated as of March 25, 2004 (as amended, supplemented, amended and restated or otherwise modified, this "Intercreditor Agreement"), is made by and between GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as the collateral agent (in such capacity, referred to as the "Agent") for itself and various financial institutions and other entities (collectively referred to as the "Secured Parties") from time to time parties to the Credit Agreement referred to below and THE BANK OF NOVA SCOTIA, in its capacity as the consignor (in such capacity, referred to as the "Consignor") under the Consignment Agreement referred to below.

                          W I T N E S S E T H T H A T:

      WHEREAS, Commemorative Brands, Inc., a Delaware corporation ("CBI"), has granted to the Consignor a security interest in the Metals Collateral (as defined below), pursuant to the First Amended and Restated Letter Agreement for Fee Consignment and Purchase of Gold, dated as of March 25, 2004 (as amended, supplemented, amended and restated or otherwise modified, or renewed by the Consignor, the "Consignment Agreement", and collectively, together with all other agreements between the Consignor and CBI or any of its Affiliates which are delivered in connection with the Consignment Agreement, whether now existing or hereafter arising, hereinafter referred to as the "Consignment Documents"), between CBI and the Consignor in order to secure the "Obligations" defined in the Consignment Agreement (referred to in this Intercreditor Agreement as the "Consignment Obligations");

      WHEREAS, as a condition precedent to the Lender Parties' execution and delivery of the Credit and Guaranty Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among AAC Acquisition Corp. (to be merged with and into American Achievement Corporation), AAC Holding Corp., certain subsidiaries of American Achievement Corporation, a Delaware corporation ("AAC"), as Guarantors, various lenders, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner, Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc. as Joint Lead Arranger and Joint Bookrunner and Deutsche Bank A.G., Cayman Islands Branch, as Syndication Agent and CIT Lending Services Corporation, General Electric Capital Corporation and Merrill Lynch Capital, A Division of Merrill Lynch Business Financial Services Inc. as Co-Documentation Agents, CBI, AAC and certain Subsidiaries of AAC have granted or will grant to the Agent, for its benefit and the benefit of the Secured Parties, a security interest in substantially all of the personal and real property of CBI, AAC and such Subsidiaries under the Collateral Documents (with the real and personal property that is the subject of the grant of a security interest under the Collateral Documents being referred to as the "Collateral");

      WHEREAS, the Metals Collateral will secure the Consignment Obligations;

      WHEREAS, the Collateral will secure the Secured Obligations;

      WHEREAS, the Metals Collateral will constitute a portion of the Collateral;

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      WHEREAS, the Consignor and the Agent (on behalf of the Secured Parties)
desire to establish and set forth their agreement in respect of the priorities of their security interests in and to the Collateral and the Metals Collateral;

      NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. Definitions. Unless otherwise defined in this Intercreditor Agreement or the context otherwise requires, terms defined in the Credit Agreement are used in this Intercreditor Agreement with the meanings set forth in the Credit Agreement. Furthermore, for the purposes hereof, the following terms shall have the meanings set forth below:

      "Acceleration/Insolvency Event" means the earlier to occur of (i) the date on which either the Agent or the Consignor receives an Acceleration Notice (as defined in Section 2) from the other or (ii) the date any Credit Party, or any of the Collateral, becomes the subject of a voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, debt readjustment or other liquidation or similar proceeding, including any such proceeding involving the appointment of a receiver, trustee, custodian or liquidator.

      "Acceleration Notice" is defined in Section 2.

      "Collateral" is defined in the second recital.

      "Collateral Documents" has the meaning ascribed to such term in the Credit Agreement.

      "Consignment Documents" is defined in the first recital.

      "Consignment Obligations" is defined in the first recital.

      "Credit Agreement" is defined in the second recital.

      "Credit Obligations" means "Obligations", as such term is defined in the Credit Agreement.

      "Credit Party" means, collectively, CBI, AAC and each Guarantor.

      "Declared Acceleration" is defined in Section 2.

      "Inventory" means any "inventory" (as such term is defined in the New York Uniform Commercial Code in effect on the date hereof).

      "Liquidation" means the sale, transfer or disposition of any of the Collateral and/ or Metals Collateral by either the Consignor or the Agent or a trustee for or other representative of any Credit Party upon the occurrence or following the occurrence of an Acceleration/ Insolvency Event.

      "Metals Collateral" means, without duplication:

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(i)   all of the personal property described on Schedule I hereto,

(ii) gold content in whatever form (whether bullion, granule, alloys or otherwise) (collectively with any such gold content described on Schedule I hereto, "Metals") included in the Collateral, whether now owned or hereafter acquired by CBI, or in which CBI may now have or hereafter acquire an interest, including the Metals content included in all Inventory of CBI and the Metals content included in other property of CBI (including the Metals content included in all merchandise, raw materials, work-in-process and finished goods, and including all Metals on consignment or otherwise delivered or on account from the Consignor to
      CBI), in each case, whether located at CBI's premises, or in the possession of fabricators, refiners or other third parties,

(iii) a portion (such portion shall be limited to the outstanding amount, if any, owing by CBI to the Consignor pursuant to the Consignment Documents for the Metals contained in the Inventory which was sold by CBI to generate such account receivable, the "Consignment Account Receivable Portion") of each account receivable of CBI generated from the sale of Inventory of CBI containing Metals (notwithstanding the foregoing, the aggregate amount of the Consignment Account Receivable Portion shall not exceed the "Account Receivable Reported Amount" from time to time reported by CBI to the Agent pursuant to Section 4 below),

(iv) all cash proceeds generated from the Liquidation of the Metals Collateral described in the foregoing clauses (ii) and (iii) to the extent such cash proceeds are attributable to the Metals content thereof, and

(v) all insurance proceeds of all of the foregoing Metals Collateral attributable to the Metals content thereof.

      "Secured Obligations" has the meaning ascribed to such term in the Pledge and Security Agreement.

      "Secured Parties" has the meaning ascribed to such term in the Credit Agreement.

      SECTION 2. Default/Commitment Suspension/Acceleration; Notices. In the event that (i) either the Consignor or the Agent (individually, a "Creditor" and collectively with the Consignor, the "Creditors"), declares any part of the Consignment Obligations or the Credit Obligations, as applicable, to be in default, (ii) either the Consignor terminates or suspends its obligations to deliver Metals as provided in the Consignment Agreement or the Agent, terminates or suspends the Secured Parties' obligation to make Credit Extensions under the Credit Documents, or (iii) either the Consignor or the Agent, accelerates the Consignment Obligations or Credit Obligations or, subject to Section 6, makes any demand to foreclose on the Collateral (the events described in this clause
(iii) each referred to as a "Declared Acceleration"), under either the Consignment Documents or Credit Documents, as applicable, such Creditor will give prompt written notice (an "Acceleration Notice") thereof to the other Creditor, indicating whether or not such event constitutes a Declared Acceleration, and will furnish to the other Creditor a copy of the notice given to such Credit Party, as applicable. Subject to the other terms of this Intercreditor Agreement, it is expressly understood and agreed by each Creditor that

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Indebtedness owing to Consignor or any Secured Party from any Credit Party may be accelerated in accordance with the terms of the Credit Agreement or the Consignment Agreement, as applicable, and, except as otherwise expressly stated to the contrary herein, this Intercreditor Agreement does not limit or affect such right or any other rights afforded to the Consignor or Secured Parties under the Credit Documents or the Consignment Documents. All notices and other communications pursuant to this Intercreditor Agreement shall be in writing and shall be mailed by United States first class mail, postage prepaid or by facsimile communication confirmed by letter to the parties hereto (other than the Credit Parties), or delivered by nationally-recognized overnight courier service, at the address indicated therefor underneath such party's (other than the Credit Parties) signature hereto, or such other address and to such other individual as a Creditor may indicate from time to time in writing to the other Creditor. Notices sent in accordance with the foregoing shall be deemed received upon the earliest to occur of actual receipt (in the case of telecopy communication to the appropriate person), three (3) Business Days after being sent by first class mail, postage prepaid, or one (1) Business Day after being sent by overnight courier.

      SECTION 3. Cross Default. Notwithstanding any provision in the Consignment Documents to the contrary, no "Event of Default" under the Consignment Documents will be deemed to exist solely as a result of an "Event of Default" under the Credit Documents unless the Consignor notifies the Agent of the Consignor's intention to exercise any rights or remedies under the Consignment Documents and ten (10) Business Days pass after such notice. Notwithstanding the foregoing, upon any Event of Default under the Credit Documents, the Consignor may terminate making consignments to CBI under the Consignment Document.

      SECTION 4. Account Receivable Reported Amount. CBI will deliver to the Agent a copy of each Borrowing Base Certificate delivered by it to the Consignor under the Consignment Agreement, which Borrowing Base Certificates will indicate on line 8C thereof the amount of money (the "Account Receivable Reported Amount") then owing by CBI to the Consignor for Metals included in Inventory sold by CBI to its customers. Each such Borrowing Base Certificate shall, unless objected to by either the Agent or the Consignor, be deemed to be accurate and conclusive for purposes of this Intercreditor Agreement.

      SECTION 5. Cooperation in Liquidation. The Creditors shall cooperate in the Liquidation of the assets constituting the Collateral as security for the Consignment Obligations and the Credit Obligations, in a commercially reasonable manner under the circumstances and in accordance with the Uniform Commercial Code in force and effect in such jurisdictions as may be applicable and shall dispose of the proceeds thereof for the pro rata benefit of the Consignor and the Lender Parties and in accordance with the terms of this Intercreditor Agreement (it being agreed by the parties that (i) the Consignor shall establish the procedures for Liquidation of Metals Collateral and shall conduct such Liquidation and (ii) the Agent shall establish the procedures for Liquidation of Collateral other than Metals Collateral and shall conduct such Liquidation under this clause (ii) in accordance with the terms of the Collateral Documents which shall govern).

      SECTION 6. Relative Priorities; Rights to Require Foreclosure. (a) Notwithstanding the actual priorities of the respective security interests of the Creditors in the Collateral, the Creditors covenant and agree that (i) as between the Creditors, the Agent has a first priority

                                       4
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security interest with respect to the Collateral other than the Metals
Collateral, (ii) as between the Creditors, the Agent has a second priority security interest with respect to the Metals Collateral, (iii) as between the Creditors, the Consignor has a first priority interest with respect to the Metals Collateral and (iv) upon an Acceleration/Insolvency Event, the proceeds of the Collateral (other than the Metals Collateral) subject to Section 6(c) below shall be applied for the pro rata benefit of the Consignor (as one of the Secured Parties) and other Secured Parties based on the amount of the Secured Obligations in accordance with the Credit Documents.

            (b) The parties hereto acknowledge that the Consignor has a first priority perfected security interest in the Metals Collateral for payment of the Consignment Obligations and the Agent for the benefit of the Secured Parties has a second priority perfected security interest in the Metals Collateral to secure the payment of the Credit Obligations. Upon an Acceleration/Insolvency Event, subject to Section 6(c) below, the proceeds of the Metals Collateral shall be applied first, so long as any Consignment Obligations shall be outstanding, to the payment of the Consignment Obligations, and second, to the extent of any excess of such proceeds, to the payment of the Credit Obligations in accordance with the Credit Documents.

            (c) With respect to the Liquidation of any or all of the Collateral, all out-of-pocket costs incurred in any such Liquidation by the Agent (and by the Consignor with respect to Metals Collateral), including storage charges, auction charges, advertising charges, accounting fees, attorneys' fees and other costs and expenses of recovery, shall first be paid before applying the remaining proceeds in payment of the interest, fees, principal and other sums due under the Consignment Documents and Credit Documents.

            (d) The Agent shall make such demands and give such notices under the Collateral Documents, and shall take such actions to enforce the Collateral Documents and to foreclose upon, collect and dispose of all or any portion of the Collateral in accordance with the terms of the Credit Documents. All such directions shall be binding upon the Consignor for all purposes and the Consignor acknowledges and agrees that it shall not have any right to exercise, individually, any rights or remedies under any Collateral Document, it being understood and agreed that all of such rights and remedies shall be exercised solely by and through the Agent for the benefit of all of the Secured Parties; provided, that the Consignor may exercise its rights and remedies under the Consignment Agreement as provided in Section 7 with respect to Metals Collateral.

      SECTION 7. Special Conditions on Liquidation and Disposition of Metals Collateral. Unless otherwise agreed by the Creditors, Metals Collateral shall be Liquidated and the proceeds thereof shall be applied as follows:

(a) CBI's Inventory of Metals Collateral in the form of raw materials shall be Liquidated by the Consignor and the proceeds thereof shall be distributed to the Agent for application to the payment of the Consignment Obligations as provided in Section 8(c).

(b) Unless the Creditors shall mutually agree otherwise, CBI's Inventory containing Metals Collateral in the form of finished goods shall be Liquidated by the Agent and the proceeds thereof shall be applied by the Agent to the payment of the Consignment

      Obligations as provided in Section 8(c) and the Secured Obligations as provided in Section 6, as applicable.

(c) Unless the Creditors shall otherwise mutually agree, CBI's Inventory containing Metals Collateral in the form of work-in-process shall be disassembled to the extent reasonably possible and the Metals Collateral contained therein shall be Liquidated by the Agent, and the proceeds thereof shall be applied by the Agent to the payment of the Consignment Obligations as provided in Section 8(c) and the Secured Obligations as provided in Section 6, as applicable.

(d) Unless the Creditors shall mutually agree otherwise, CBI's accounts receivable included in clause (iii) of the definition of Metals Collateral shall be Liquidated by the Agent and the proceeds thereof shall be applied to the payment of the Consignment Obligations as provided in Section 8(c) and the Secured Obligations as provided in Section 6, as applicable.

      SECTION 8. Additional Obligations.

(a) The Agent covenants and agrees that it shall not take any steps to enforce its rights of foreclosure or Liquidation with respect to the Collateral other than in accordance with the Credit Documents.

(b) The Consignor covenants and agrees that so long as any of the Credit Obligations remain outstanding, it shall not (i) take any steps to enforce its rights of foreclosure or Liquidation under the Consignment Documents, or otherwise, with respect to the Collateral (except in accordance with this Intercreditor Agreement; provided such steps are consented to by the Agent), (ii) accept or receive delivery of the Collateral (other than the Metals Collateral in accordance with this Intercreditor Agreement), nor
      (iii) obtain any Lien on or security interest in any of the Collateral (other than under the Credit Documents).

(c) Except as otherwise set forth in this Intercreditor Agreement, in the event that the Collateral or any collections or proceeds thereof, whether in Cash, securities or other property, shall be received after an Acceleration/Insolvency Event by the Consignor while any Credit Obligations are outstanding, the Consignor shall notify the Agent of such fact, shall hold such Collateral, collections or proceeds in trust for the benefit of the Agent and, upon the request of the Agent, shall pay and deliver the same to the Agent to the extent of any remaining Credit Obligations. In the event that any Metals Collateral in which the Consignor has a first priority security interest shall be received after an Acceleration/Insolvency Event by the Agent while any Consignment Obligations are outstanding, the Agent shall notify the Consignor of such fact, shall hold such Metals Collateral in trust for the benefit of the Consignor and, upon the request of the Consignor, shall pay and deliver the same to the Consignor to the extent of any remaining Consignment Obligations.

      SECTION 9. Relative Priorities of Security Interests. The priorities of the security interests established, altered or specified in this Intercreditor Agreement are applicable without

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

regard to the time or order of attachment or perfection thereof, the method of perfection, the time or order of filing of financing statements or taking of possession, or the giving of or failure to give notice of the acquisition or expected acquisition of purchase money, consignment or other security interests; provided, however, that the relative priorities set forth herein are expressly conditioned upon the due and proper perfection, and the nonavoidance by a bankruptcy trustee, debtor-in-possession or other party of any security interests which have priority pursuant to this Intercreditor Agreement; and provided further, however, that if any security interest is not perfected, or is voided by a bankruptcy trustee, debtor-in-possession or other party which voiding is upheld by a final decision, then the relative priority specified herein with respect to such security interest to the extent not perfected or voided, as the case may be, shall not be affected. The priorities of any security interests which are not established, altered or specified herein shall exist and continue in accordance with applicable provisions of law. The agreements made herein are solely for the purpose of establishing the relative priorities of the Creditors and shall not inure to the benefit of any other Person (including any Credit Party) except the respective successors and assigns of the Creditors and the Secured Parties.

      SECTION 10. Restrictions on Assignment. Each successor and assign to the Consignor under the Consignment Agreement shall be subject to the terms of this Intercreditor Agreement. Each successor and assign to the Agent for the Secured Parties shall be subject to the terms of this Intercreditor Agreement.

      SECTION 11. Marshalling of Assets. Each Creditor hereby waives any and all rights to have any of the Collateral marshalled upon any foreclosure of any of such Creditor's security interests. Nothing in this Section is intended to change the relative priorities of the Creditors in the Collateral as set forth in this Intercreditor Agreement.

      SECTION 12. Cooperation. The Consignor shall provide the Agent with not less than ten (10) Business Days' prior written notice following an Acceleration Notice of the procedures which will be used for Liquidation of the Metals Collateral and will attempt in good faith to resolve any disputes with the Agent over such procedures. Without limiting the foregoing or any other provision of this Intercreditor Agreement, following an Event of Default under the Consignment Documents, the Consignor may not exercise any right or remedy (other than ceasing to make consignments to CBI) until it has provided the Agent with the aforementioned notice and ten (10) Business Days pass thereafter. The notices provided in this Section may be given concurrently.

      SECTION 13. Contesting Liens or Security Interests. Neither of the Creditors shall contest the validity, perfection, priority, non-avoidability or enforceability of any Lien, claim or security interest of the other Creditor in the Collateral or the Metals Collateral.

      SECTION 14. Agent's Rights in the Collateral. Notwithstanding anything in this Intercreditor Agreement to the contrary, this Intercreditor Agreement shall not restrict or otherwise limit the Agent in any manner whatsoever (including, without limitation, any of its rights, interests or remedies or ability to release or otherwise dispose of the Collateral) with respect to any Collateral (other than, for so long as the Consignment Obligations are outstanding, the Metals Collateral).

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

      SECTION 15. Purchase Right. Without prejudice to the enforcement of the Consignor's remedies, the Consignor agrees with the Agent for the benefit of the Secured Parties (other than the Consignor) at any time following a Declared Acceleration, the Consignor will offer the Secured Parties (other than the Consignor) the option to purchase the aggregate amount of outstanding Consignment Obligations at par, without warranty or representation or recourse. The Secured Parties shall accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Secured Parties accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Agent, Consignor and the Secured Parties. If the Consignor rejects such offer, the Consignor shall have no further obligations pursuant to this Section 15 and may take any further actions in its sole discretion in accordance with this Intercreditor Agreement.

      SECTION 16. Amendments. Except as provided below in this Section 15, each Creditor may without notice to or consent of the other Creditor amend, modify, waive any term of, exercise any rights under and otherwise deal with any of the Credit Documents or Consignment Documents, as applicable (provided, that the Collateral Documents may not, without the consent of the Consignor, be amended, waived or otherwise modified if the result is (or would be) to adversely affect the Consignor by altering the required application of proceeds of the Collateral to the Consignor in its capacity as a Secured Party under the Collateral Documents from that prescribed in the Collateral Documents on the date hereof. The Consignor will not consent to amend the Consignment Documents in a manner that violates Section 6.16(b) of the Credit Agreement (as in effect on the date hereof).

      SECTION 17. Term. This Intercreditor Agreement shall expire upon final payment and satisfaction in full in Cash of (i) the Consignment Obligations or
(ii) the Credit Obligations and the termination of Commitments under the Credit Agreement.

      SECTION 18. Governing Law; Counterparts. THIS INTERCREDITOR AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST IN THE COLLATERAL, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Intercreditor Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. All terms used herein which are not defined herein but are defined in the Uniform Commercial Code as in effect in New York on the date hereof shall have the meanings therein stated unless the context otherwise requires. This Intercreditor Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be deemed an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Intercreditor Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

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

      SECTION 19. No Rights Extended to Credit Parties. The rights conveyed in this Intercreditor Agreement shall not extend to any Credit Party.

      IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                THE BANK OF NOVA SCOTIA,
                                in its capacity as the Consignor

                                By: __________________________
                                Title: _______________________

                                By: __________________________
                                Title: _______________________

                                One Liberty Plaza
                                New York, NY  10006
                                Attention: Director of Operations,
                                c/o Scotia Mocatta
                                Facsimile: 212-912-8503

                                with a copy to
                                The Bank of Nova Scotia
                                Wholesale Banking Operations
                                44 King Street West
                                Toronto, Ontario, Canada  M5H 1H1
                                Attention: Head of Metal Operations, Toronto Facsimile No.: 416-866-6843

                                GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                in its capacity as Collateral Agent

                                By: __________________________
                                Title: _______________________

                                Attention:
                                Facsimile:

Consented and agreed to as of the date first above written:
COMMEMORATIVE BRANDS, INC.

By: __________________________
Title: _______________________

AAC HOLDING CORP.
AAC ACQUISITION CORP.
EDUCATIONAL COMMUNICATIONS, INC.
TAYLOR SENIOR HOLDING CORP.
TP HOLDING CORP.
TAYLOR PUBLISHING COMPANY
CBI NORTH AMERICA, INC.

By: __________________________
Title: _______________________

AMERICAN ACHIEVEMENT CORPORATION

By: __________________________
Title: _______________________

TAYLOR PUBLISHING MANUFACTURING, L.P.

By:  Taylor Publishing Company
     its General Partner

By: ________________________
    Name:
    Title:

TAYLOR MANUFACTURING HOLDINGS, LLC

By:  Taylor Publishing Company
     its Sole Member

By: ________________________
    Name:
    Title:

                                   SCHEDULE I*

      All of CBI's right, title and interest in and to (i) all Gold of any quality or fineness (including the Gold consigned and purchased under this Agreement), wherever located from time to time including at the Plants or the Approved Inventory Locations or in transit or with the Consignee's salesmen, college book stores or jewelry stores as samples, (ii) all Processed Gold wherever located from time to time including at the Plants or the Approved Inventory Locations or in transit or with the Consignee's salesmen, college book stores or jewelry stores as samples and (iii) an undivided interest in all proceeds of such Gold, including, an undivided interest in the accounts owing by any account debtor, and related general intangibles (if any) arising from the sale of Gold (including the Gold and the Processed Gold) in each case which undivided interest shall be, with respect to any such proceeds, accounts or general intangibles, equal to the ratio that the Dollar Value of such Gold contained in the goods delivered to such account debtor or comprising a part thereof bears to the total cost of such goods.

------------
* Terms used in this Schedule I shall have the meanings assigned to such terms in the Consignment Agreement.